SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2008

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 14, 2008, Salary.com issued a press release announcing its results of operations for the three and twelve months ended, and financial condition as of, March 31, 2008. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2008, Salary.com issued a press release announcing that Bryce Chicoyne had been named as Salary.com’s new Chief Financial Officer, replacing Chris Power, effective May 14, 2008. There are no known disagreements with Mr. Power on any matters relating to Salary.com’s operations, policies or practices. A copy of the press release is attached hereto as Exhibit 99.1.

From August 2004 until May 2008, Mr. Chicoyne served as Chief Financial Officer of Harvard Bioscience, Inc., a developer and manufacturer of specialized bioscience research products. Prior to joining Harvard Bioscience, Inc., Mr. Chicoyne served from December 2002 to August 2004 as Director of Financial Reporting with Apogent Technologies Inc. (now a subsidiary of Fisher Scientific Inc.), a developer and manufacturer of products for the clinical and research industries. From May 2000 to December 2002, Mr. Chicoyne served as the Manager of Financial Reporting of Sonus Networks, Inc., a provider of voice over IP infrastructure solutions for wireline and wireless service providers. Mr. Chicoyne holds a B.S. in accounting from the University of Southern New Hampshire and a M.B.A. from the F.W. Olin School of Business at Babson College.

Mr. Chicoyne’s compensation includes the following: (i) an annual base salary of $235,000 per year and (ii) eligibility for an annual bonus of up to 50% of his annual base salary, subject to the achievement of corporate and individual performance goals established by the Compensation Committee and the Chief Executive Officer each year for the annual incentive plan. Mr. Chicoyne also received, or will receive, the following equity awards pursuant to Salary.com’s 2007 Stock Option and Incentive Plan and the applicable forms of award agreements, which have been previously filed with the Securities and Exchange Commission and are incorporated herein by reference: (i) 100,000 shares of restricted common stock, which vest in equal installments every six months after the grant date over a three year period, and (ii) 20,000 shares of restricted common stock, which vest on or about the one year anniversary of the grant date.

If Mr. Chicoyne’s employment is terminated by Salary.com other than (i) for cause or (ii) as the result of his death or disability, or by Mr. Chicoyne for good reason, Mr. Chicoyne will be entitled to receive shares of restricted common stock with a value equal to (a) one year of his then current base salary plus (b) one year of his target bonus, based on the average closing price of Salary.com’s common stock for the ten trading days preceding the grant date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued May 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: May 14, 2008	By:	/s/ G. Kent Plunkett
G. Kent Plunkett
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued May 14, 2008.

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